Exhibit 4.2

FIFTH AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

This FIFTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT dated as of July 18, 2012 among Agile Therapeutics, Inc. (the “Company”), a Delaware corporation; those persons listed on Schedule A hereto who are signatories to this Agreement (individually an “Investor” and collectively the “Investors”); and those persons listed on Schedule B hereto who are signatories to this Agreement (individually a “Management Stockholder” and collectively the “Management Stockholders”).

Recitals:

On the date hereof, certain of the Investors are purchasing shares of the Company’s Series C Convertible Preferred Stock, par value $.0001 per share (the “Series C Preferred Stock”) pursuant to a Series C Preferred Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”).

The Company, the Investors who hold shares of the Company’s Series A-1 Convertible Preferred Stock, par value $.0001 per share (the “Series A-1 Preferred Stock”) and shares of the Company’s Series B Convertible Preferred Stock, par value $.0001 per share (the “Series B Preferred Stock”), and the Management Stockholders are parties to a Fourth Amended and Restated Stockholders Agreement dated as of May 25, 2010, as amended (the “Original Rights Agreement”).  The parties are amending and restating the Original Rights Agreement as provided in this Agreement in connection with, and in satisfaction of a condition to, the closing of the transactions contemplated by the Purchase Agreement.

All references herein to Investors shall mean such Investors in their capacity as holders of Series A-1 Preferred Stock or Series B Preferred Stock or Series C Preferred Stock and all references herein to Management Stockholders shall mean such Management Stockholders in their capacity as holders of Management Stock (as defined below).

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Definitions.  As used in this Agreement:

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Company’s Common Stock, par value $.0001.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at that time.

“Initiating Holders” shall mean the holders of at least a majority of the Registrable Securities.

“Management Stock” shall mean the shares of Common Stock owned by the Management Stockholders and shares of Common Stock, or other securities convertible into Common Stock, received as a stock dividend or other distribution in respect of those shares.

“Preferred Stock” shall mean the Series A-1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, collectively.

“Registrable Securities” shall mean (a) any shares of Common Stock issued or issuable upon conversion of the Preferred Stock, (b) any shares of Common Stock purchased by any Investor and (c) shares of Common Stock received as, or issued or issuable upon conversion of other securities received as, a stock dividend or other distribution in respect to any of the foregoing.  For the purpose of any calculations required under Section 2, the number of Registrable Securities held by a holder shall equal the number of shares of Common Stock attributable to such holder, with the number of shares of Common Stock attributable to a holder being equal to (i) the number of shares of Common Stock held by such holder plus (ii) the number of shares of Common Stock into which any Preferred Stock held by such holder is convertible (including any shares of Preferred Stock which the Investor may acquire upon exercise of any outstanding warrant).  Notwithstanding the foregoing, a Registrable Security shall cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and such Registrable Security has been disposed of pursuant to such effective registration statement or (ii) (x) such Registrable Security has been sold through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (y) become eligible for resale pursuant to Rule 144(b)(1) under the Securities Act, and (z) any certificate evidencing such Registrable Shares to be transferred need not bear a restrictive legend.  In no event shall shares of Series A-2 Preferred Stock owned by an Investor, shares issuable upon conversion thereof or shares received as, or issued or issuable upon a conversion of other securities received as, a stock dividend or other distribution in respect of such Series A-2 Preferred Stock be considered “Registrable Securities.”

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2.             Registration Rights.

2.1          Demand Registration Rights.

2.1.1       Commencing on the earlier of (i) July 18, 2017 or (ii) 180 days after the effective date of an initial public offering of Common Stock (an “IPO”), the Initiating Holders may request the Company to file a registration statement under the Securities Act for a public offering of Registrable Securities (a “Demand Registration”).  Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.  The Company shall use its best efforts to register under the Securities Act the Registrable Securities of all holders who so request and cause any such Demand Registration to become effective not later than 75 days after the date it receives a request under this Section 2.1.1; provided, however, that the Company shall

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not be obligated to effect (i) more than two Demand Registrations and (ii) any Demand Registration in which the aggregate offering price (based on the then current public market price) is expected to be less than $10,000,000.  The Company’s obligation to undertake a Demand Registration shall be deemed satisfied only when either (x) a registration statement covering all Registrable Securities requested to be registered as aforesaid shall have become effective and remained effective for the lesser of (i) the period during which all Registrable Securities in the Demand Registration are sold and (ii) 180 days, or (y) if such registration statement shall be withdrawn prior to the consummation of the offering at the request of the holders of Registrable Securities (other than as a result of a material adverse change in the Company’s business or operations); provided, however, that such registration shall not constitute a Demand Registration if (i) after such Demand Registration has become effective such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders or the other holders of Registrable Securities who have requested registration pursuant to this Section 2.1.1 (each, an “Other Demand Holder”) and such interference is not thereafter eliminated, (ii) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holders or (iii) the request for a Demand Registration is withdrawn at the request of the holders of a majority of the Registrable Securities to be registered and at the time of such withdrawal such holders have learned of a material adverse change in the Company’s condition, business, prospects or operations from that known to such holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change.

2.1.2       Each Other Demand Holder may offer such Other Demand Holder’s Registrable Securities under any Demand Registration pursuant to this Section 2.1, subject to the procedures set forth in this Section 2.1.2.  Within five days after receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Other Demand Holders and (ii) subject to Section 2.1.6, include in such registration all of the Registrable Securities held by such Other Demand Holders from whom the Company has received a written request for inclusion therein within 20 days of the receipt by such Other Demand Holder of such written notice referred to in clause (i) above.  Each such request by such Other Demand Holders shall specify the number of Registrable Securities proposed to be registered.  The failure of any Other Demand Holder to respond within such 15 day period referred to in clause (ii) above shall be deemed to be a waiver of such Other Demand Holder’s rights under this Section 2.1 with respect to such Demand Registration.  Any Other Demand Holder may waive its rights under this Section 2.1 prior to the expiration of such 20 day period by giving written notice to the Company, with a copy to the Initiating Holders.

2.1.3       Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effective at such time, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12-month period.  The Company shall give written notice

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of its determination of the fact that it is no longer detrimental to the Company and its stockholders for such registration statement to be effective promptly after it makes such determination.

2.1.4       In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1:

(i)            if the Company delivers in good faith a written notice to the Initiating Holders that the Company intends to file a registration statement for an IPO during the period commencing with the date of the giving of such notice, and ending 90 days thereafter, provided that the Company is actively employing good faith reasonable efforts to cause such registration statement to become effective; or

(ii)           during the period ending (A) 180 days after the effective date of the Company’s IPO or (B) 90 days after the effective date of any other registration statement pertaining to Common Stock of the Company in which the holders of Registrable Securities were entitled to participate, or such shorter periods if such shorter periods are acceptable to the underwriters of such offering.

2.1.5       If the Company includes in the registration required under this Section 2.1 a number of shares other than Registrable Securities that exceeds the number of shares of Registrable Securities to be registered, then such registration shall be treated for all purposes as a registration under Section 2.2 instead of this Section 2.1.  In all other cases where the Company includes in such registration any shares of Common Stock other than Registrable Securities, such registration shall remain subject to this Section 2.1.  The inclusion of such other shares shall not prevent holders of Registrable Securities from registering all Registrable Securities requested by them.

2.1.6       If the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 2.1.7.  The Initiating Holders shall advise the Company in writing as a part of their request made pursuant to Section 2.1.1 that they elect to offer their Registrable Securities in an underwritten offering and the Company shall include such information in the written notice referred to in Section 2.1.2.  In connection with any Demand Registration under this Section 2.1 involving an underwritten offering, none of the Registrable Securities held by any Initiating Holder or any Other Demand Holder making a request for inclusion of such Registrable Securities pursuant to Section 2.1.2 shall be included in such underwritten offering unless such Initiating Holder or Other Demand Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders.  If the Approved Underwriter advises the Company in writing that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter

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indicates in its written notice to the Company may be sold without any such material adverse effect and shall reduce the amount of securities to be included in such registration, first as to the Company, second as to the holders of securities other than Registrable Securities, if any, and third as to holders of Registrable Securities as a group, pro rata based on the number of Registrable Securities owned by each such holder.

2.1.7       The underwriter will be selected by the Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders to act as the managing underwriter of the offering, which underwriter shall be reasonably acceptable to the Company (the “Approved Underwriter”).

2.2          Piggyback Registration Rights.  Whenever the Company proposes to register any Common Stock for its own or others’ account under the Securities Act other than a registration relating to employee benefit plans or a transaction to which Rule 145 of the Commission applies, the Company shall promptly (and in no event less than 20 days before the anticipated filing date) give each holder of Registrable Securities and Management Stock (the “Piggyback Holders”) written notice of its intent to do so, and such notice shall set forth the material terms of such distribution, and offer such Piggyback Holders the opportunity to register the number of Registrable Securities or Management Stock as each such Piggyback Holder shall request (the “Piggyback Registration”).  The Company shall use its best efforts to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the “Company Underwriter”) to permit each of the Piggyback Holders who have requested in writing within 20 days of the date the notice is provided to participate in the Piggyback Registration to include such Piggyback Holder’s Registrable Securities or Management Stock in such offering on the same terms and conditions as the securities of the Company included therein.  In connection with any Piggyback Registration under this Section 2.2 involving an underwritten offering, the Company shall not be required to include any Registrable Securities or Management Stock in such underwritten offering unless the Piggyback Holders electing to participate in the Piggyback Registration accept the terms of the underwritten offering as agreed upon among the Company Underwriter, the Company and the stockholders of the Company, if any (other than the Piggyback Holders), participating in the registration, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company.  If the Company Underwriter advises the Company in writing that the registration of all or part of the Registrable Securities and Management Stock which the Piggyback Holders have requested to be included would be seriously detrimental to the success of such offering, then the Company may reduce the amount of securities to be included in such registration, first as to the Piggyback Holders who are holders of Management Stock as a group, pro rata based on the number of shares of Management Stock owned by each such Piggyback Holder as compared to the number of shares of Management Stock owned by all Piggyback Holders, and second as to the other holders of Registrable Securities as a group, pro rata based on the number of Registrable Securities owned by each such Piggyback Holder as compared to the number of Registrable Securities owned by all such Piggyback Holders.  In the event of any such limitation, shares of persons not having registration rights under this Section 2.2 will not be included in the registration unless all Registrable Securities and Management Stock requested to be included in the registration have been included.  In addition, in no event shall any such limitation with respect to Registrable Securities exceed 30% of the Registrable Securities proposed to be included in a registration other than in connection with an IPO, in which case such limitation

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shall be in any amount that the managing underwriter shall determine.  No agreement of the Company shall permit any person other than the Company or holders of Registrable Securities or Management Stock to participate in any registration under this Section 2.2 except on the basis that any offering limitation either applies only to such other persons or is apportioned according to the number of shares of Common Stock (including Registrable Securities and Management Stock) held by each participant.

2.3          Form S-3 Registration Rights.

2.3.1       If, at a time when the Company is eligible for use of Form S-3 (or any successor thereto) under the Securities Act in connection with a public offering of its securities, the Company shall receive from holders of 10% or more of the Registrable Securities (the “S-3 Initiating Holders”) a written request or requests that the Company register, under the Securities Act on Form S-3 (or any successor thereto), all or a portion of the Registrable Securities owned by such S-3 Initiating Holders (an “S-3 Registration”), the Company shall promptly (and in no event less than 20 days before the anticipated filing date of such Form S-3) give written notice of the proposed registration to each holder of Registrable Securities other than the S-3 Initiating Holders which have requested an S-3 Registration under this Section 2.3 (the “Other S-3 Holders”), and such notice shall offer such Other S-3 Holders the opportunity to register the number of Registrable Securities as each such Other S-3 Holder may request in writing to the Company, given within 20 days after their receipt from the Company of the written notice of such registration.  If requested by the S-3 Initiating Holders, such S-3 Registration shall be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act for a period of 12 months after the effectiveness of such S-3 Registration.  With respect to each S-3 Registration, the Company shall, subject to Section 2.3.2 (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and (ii) use its best efforts to (x) cause such registration pursuant to this Section 2.3.1 to become effective as soon as practicable, but in any event not later than 60 days after it receives a request therefor and (y) include in such offering the Registrable Securities of the Other S-3 Holders who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 of the S-3 Initiating Holders included therein.

2.3.2       Any S-3 Registration effected under this Section 2.3 will not be counted as a Demand Registration under Section 2.1.

2.3.3       The Company shall not be obligated to effect (i) more than two S-3 Registrations in any calendar year or (ii) any S-3 Registration in which the aggregate offering price (based on the then current public market price) is expected by the Company to be less than $5,000,000.

2.3.4       Notwithstanding the foregoing, if the Company shall furnish to the S-3 Initiating Holders and the Other S-3 Holders, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration statement to be effective at such time, the Company shall have the right to defer such filing for a period of not more than 120 days after its receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any

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12-month period.  Promptly after it makes such determination, the Company shall give written notice to the S-3 Initiating Holders and the Other S-3 Holders of its determination of the fact that it is no longer detrimental to the Company and its stockholders for such Form S-3 registration statement to be effective.

2.4          Registration Procedures.  In connection with registrations under this Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as soon as reasonably practicable, and in connection with any such request shall, as expeditiously as possible:

2.4.1       prepare and file with the Commission as soon as reasonably practicable a registration statement with respect to the Registrable Securities and/or Management Stock, as the case may be, and use best efforts to cause such registration statement to become effective; provided, however, that (x) before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall provide the seller of Registrable Securities and counsel selected by the holders of a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector (as defined below) with a reasonable opportunity to review and comment on such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such reasonable confidentiality requirements as may be requested by the Company, (y) the Company will include in the registration statement such information as such seller or Holders’ Counsel shall reasonably request and (z) the Company shall notify Holders’ Counsel and each seller of Registrable Securities of any stop order issued or, to the knowledge of the Company, threatened by the Commission and use its reasonable efforts to prevent the entry of such stop order or to remove it if entered;

2.4.2       prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the lesser of (x) 120 days and (y) such shorter period which will terminate when all Registrable Securities and Management Stock covered by such registration statement have been sold; provided, that if the S-3 Initiating Holders have requested than an S-3 Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall use its best efforts to keep such registration statement effective and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement, in both cases for the time period for which the Company shall be required to keep such registration statement effective in accordance with the requirements of Section 2.3;

2.4.3       furnish to each seller of Registrable Securities and Management Stock such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus) and any prospectus filed under Rule 424 of the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities and Management Stock owned by such seller;

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2.4.4       use its best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities shall reasonably request, and to use its best efforts to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.4.4, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

2.4.5       notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon its discovery that, or upon its discovery of the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

2.4.6       enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided Sections 2.1.7 and 2.2, as the case may be);

2.4.7       make available its officers to participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter in which such Approved Underwriter or Company Underwriter shall reasonably request such officer’s participation;

2.4.8       make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a registration statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an “Inspector”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement.  Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors and any seller of Registrable Securities (and the Inspectors and sellers of Registrable Securities shall confirm their agreement in writing in advance to the Company if the Company so

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requests) unless (x) the disclosure of such records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public.  Each seller of Registrable Securities agrees, and each Inspector shall agree, that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

2.4.9       if such sale is pursuant to an underwritten offering, obtain and furnish to the managing underwriter “cold comfort” letters dated the effective date of the registration statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter reasonably requests;

2.4.10     if such sale is pursuant to an underwritten offering, furnish, at the request of any underwriter, on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters may reasonably request and are customarily given or, if such sale is not pursuant to an underwritten offering, furnish, at the request of any seller of Registrable Securities, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily given for the purpose of causing the legend to be removed from the stock certificates of such seller in connection with the transfer of the shares as requested by such seller;

2.4.11     use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months beginning on the first day of the Company’s full calendar quarter after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

2.4.12     cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system if similar securities issued by the Company are then listed on the NASD automated quotation system and if such similar securities are designated as Nasdaq “national market system securities” within the meaning of Rule 600(a) of Regulation NMS of the Commission, to cause the Registered Securities to be so designated, provided that the applicable listing requirements are satisfied;

2.4.13     notify Holders’ Counsel, if any, in writing as to the initiation of any registration under Sections 2.1, 2.2 and 2.3;

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2.4.14     provide a transfer agent and registrar for all Registrable Securities registered pursuant to Sections 2.1, 2.2 and 2.3 and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

2.4.15     provide such cooperation to each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel as any of them shall reasonably request in connection with any filings required to be made with the NASD; and

2.4.16     take all other steps that shall be reasonably requested by any seller of Registrable Securities and that shall be necessary to effect the registration of the Registrable Securities contemplated hereby.

2.5          Underwriting Arrangement.  In connection with each registration pursuant to Sections 2.1, 2.2 and 2.3 covering an underwritten public offering, the Company and each holder participating in a registration pursuant to this Section 2 agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as is then customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature.

2.6          Expenses.  All expenses incurred in connection with the registrations under this Section 2 (including without limitation all registration, filing, qualification, blue sky, printer’s and accounting fees and the fees and disbursements of one counsel for the holders, but excluding stock transfer taxes and underwriting commissions and discounts) shall be borne by the Company, regardless of whether such Registration Statement is declared effective.

2.7          Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2 or 2.3 that the selling holders of Registrable Securities shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of distribution of such securities and such other information as shall be required to effect the registration of their Registrable Securities.

2.8          Delay.  No holder of Registrable Securities shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as a result of any controversy that might arise with respect to the interpretation for implementation of this Section 2.

3.             Indemnification.

3.1          Indemnification by the Company. The Company will indemnify and hold harmless each holder of Registrable Securities and/or Management Stock being registered and its partners, members, affiliates or officers, directors and stockholders, lawyers and accountants for such holder, and each underwriter of the Registrable Securities and/or Management Stock, and each controlling person of such holder and underwriter, against all claims, losses, damages and sliabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement relating to such Registrable Securities and/or Management Stock (or in any related registration statement,

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prospectus, amendment or supplement thereto, notification or the like, including any preliminary or final prospectus) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, and the Company will reimburse each such holder and its partners, members, affiliates or officers, directors or stockholders, lawyers and accountants, and each such underwriter and controlling person, for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that the indemnity agreement contained in this Section 3.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on (i) any untrue statement or omission based upon and in conformity with written information furnished to the Company by any such holder or underwriter by an instrument duly executed by such holder or underwriter and stated to be specifically for use therein or (ii) the failure of such holder to effectively cause the prospectus deliver requirements of the Securities Act to be satisfied, provided that the Company shall have complied with the prospectus delivery requirements set forth in Section 2.4.3 of this Agreement.

3.2                               Indemnification by Holders.  In connection with each registration pursuant to Sections 2.1, 2.2 or 2.3, each holder of Registrable Securities and/or Management Stock, if Registrable Securities and/or Management Stock held by such holder are included in the securities as to which such registration is being effected, will hold harmless the Company, each of its directors, each of its officers who has signed the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, and each other holder of Registrable Securities and/or Management Stock selling securities in such registration statement against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement relating to the Registrable Securities and/or Management Stock (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by such holder and stated to be specifically for use therein, and such holder will reimburse the Company and each such director, officer or controlling person and other holder of Registrable Securities and/or Management Stock selling securities in such registration statement for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld or delayed); and provided, further, that that no holder of Registrable Securities or Management Stock will be liable under this Section 3.2 for any losses, costs or damages or expenses exceeding in the aggregate the net proceeds from the offering to such holder.

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3.3                               Procedure for Indemnification.  Each party entitled to indemnification under this Section 3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement.

3.4                               Indemnification Unavailable.  If the indemnification provided for in this Section 3 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any holder of Registrable Securities and/or Management Stock, when combined with any amounts paid by such holder pursuant to Section 3.2, shall exceed the net proceeds from the offering payable to such holder or any other person to whom such holder shall direct.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

3.5                               Underwriting Agreement Provisions for Indemnification.  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

3.6                               Survival of Indemnification.  The obligations of the Company and the holders of Registrable Securities and/or Management Stock under this Section 3 shall survive the completion of any offering of Registrable Securities and/or Management Stock in a registration statement under Sections 2.1, 2.2 and 2.3, and otherwise.

4.                                      Reports Under Exchange Act of 1934.

4.1                               Obligations of the Company.  With a view to making available to the holders of Registrable Securities and Management Stock the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a

12

holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

4.2.1                     make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after 90 days after the effective date of the IPO so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act;

4.2.2                     file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

4.2.3                     furnish to any holder of Registrable Securities or Management Stock, so long as the holder owns any Registrable Securities or Management Stock, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 of the Securities Act (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as shall be reasonably requested in availing any holder of Registrable Securities and/or Management Stock of any rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to such form.

5.                                      Grants to Others.  The Company agrees that it will not grant to any other person the right to register shares of capital stock of the Company held by such other person that shall be senior to or pari passu with the rights granted to the Investors hereunder without the prior written consent of the holders of not less than at least a majority of the shares of Common Stock attributable to the holders of the Registrable Securities outstanding (the number of shares of Common Stock attributable to each holder of Registrable Securities shall equal the number of shares of Common Stock held by such holder plus the number of shares of Common Stock into which any shares of Preferred Stock held by such holder are convertible).

6.                                      Holdback Agreement.  In the event of an IPO, each holder of Registrable Securities and/or Management Stock and each transferee pursuant to Section 11 agrees upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any equity securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days, subject to the last paragraph of this Section 6) from the effective date of such registration as the Company or the underwriters may specify; provided, however, that all directors and officers of the Company and all persons holding in excess of 1% of the shares of capital stock of the Company on a fully diluted basis and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 6; and provided further, however, that any such lock-up agreement shall provide that if the Company or the managing underwriter releases any shares from the lock-up with respect to

13

such offering prior to the scheduled expiration date, the Company or the managing underwriter shall contemporaneously release the Registrable Securities of each holder of Registrable Securities from such lock-up, pro rata based on the number of shares held by each such holder.  Notwithstanding the foregoing, in no event shall any such lock-up apply to shares of Common Stock purchased by any Investor in the IPO.  For the avoidance of doubt, the foregoing provisions of this Section 6 shall apply only to the Company’s IPO.  The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 6 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities and Management Stock of each holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.  Notwithstanding anything to the contrary contained herein, if (i) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Section 6 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

7.                                      Cooperation of Holders of Registrable Securities.  Each prospective seller of the shares of Registrable Securities and/or Management Stock registered or to be registered under any registration hereunder shall furnish to the Company such information and execute such documents regarding the shares held by such seller and the intended method of disposition thereof as the Company shall reasonably request in writing and as shall be required in connection with the registration, qualification or compliance referred to in this Agreement to be taken by the Company.

8.                                      Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid, or by overnight delivery service, charges prepaid or by confirmed facsimile, in each case addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

To the Company:

Agile Therapeutics, Inc.

101 Poor Farm Road

Princeton, NJ  08540

Attention:  President

Facsimile:  609-940-0301

To any Investor, addressed to such Investor at the respective address set forth on Schedule A; and

14

To any Management Stockholder, addressed to such Management Stockholder at the respective address set forth on Schedule B;

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this Agreement shall be deemed to have been given when received by the party to whom it is addressed.

9.                                      Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.                               Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.  This Agreement may, upon execution by a party, be transmitted by facsimile or other electronic transmission with the same effect as if such party had delivered an executed original counterpart to this Agreement.

11.                               Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by each of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that the rights of any transferee of Registrable Securities or Management Stock to cause the Company to register the securities held by such transferee and to otherwise obtain the benefits of this Agreement shall become effective only if (a) either (i) the transferee acquires at least 5,000 shares of Registrable Securities or (ii) in connection with the distribution by an Investor of Registrable Securities to the beneficial owners (including, without limitation, to partners of a general or limited partnership, members of a limited liability company, stockholders of a corporation and beneficiaries of a trust) of the securities of an Investor, (b) the Company is given written notice of the transfer of the Registrable Securities or Management Stock to such transferee, stating the name and address of the transferee, and (c) the transferee agrees in writing to be bound by the provisions of this Agreement, whereupon such transferee shall be deemed an “Investor” or a “Management Stockholder,” as the case may be, for purposes of this Agreement.

12.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware.

13.                               Entire Agreement.  This Agreement and the documents referred to herein contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings with respect thereto.  No party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

14.                               Original Rights Agreement.  The Original Rights Agreement is hereby amended and restated, and superseded in its entirety, by this Agreement.

15.                               Amendments and Waivers.  Changes in or additions to any provision of this Agreement may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance

15

and either retroactively or prospectively), upon written consent of the Company and the holders of not less than a majority of the shares of Common Stock attributable to the holders of the Registrable Securities (the number of shares of Common Stock attributable to a holder of Registrable Securities shall equal the number of shares of Common Stock held by such holder of Registrable Securities plus the number of shares of Common Stock into which any shares of Preferred Stock held by such holder are convertible).  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities at the time outstanding, each future holder of all such Registrable Securities and the Company.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.  No consent shall be required from any party to this Agreement who no longer holds any Registrable Securities.

16.                               Additional Shares.  Any Registrable Securities and Management Stock hereafter issued to or received by a party hereto shall thereafter become subject to this Agreement and shall be deemed “Registrable Securities” or “Management Stock” (as the case may be) for purposes of this Agreement.  The addition of shares of Registrable Securities or Management Stock shall not constitute an amendment subject to the requirements of Section 15.  Notwithstanding the foregoing, the provisions of this Section 16 shall not apply to the sale of shares to the public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

17.                               Ownership Capacity.  In the event of the conversion of any shares of Preferred Stock of a party hereto into shares of Common Stock pursuant to Section III(d)(ii) or Section III(d)(iii) of the Second Amended and Restated Certificate of Incorporation of the Company, as amended, such party shall no longer have any rights hereunder with respect to the converted shares (or the shares of Common Stock issued upon conversion thereof).

18.                               Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement or considered in construing or interpreting this Agreement.

16

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day, month and year first above written.

AGILE THERAPEUTICS, INC.

By:	/s/ Al Altomari

Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO AGILE THERAPEUTICS, INC. FIFTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

INVESTOR GROWTH CAPITAL LIMITED

By:	/s/ Lisa Barnett
Name:	Lisa Barnett
Title:	‘A’ Director

By:	/s/ Robert de Heus
Name:	Robert de Heus
Title:	‘B’ Director

INVESTOR GROUP L.P.

By:	Investor Growth Capital LLC,
its general partner

By:	/s/ Stephen Campe
Name:	Stephen Campe
Title:	President

IGC FUND VI, L.P.

By:	Investor Growth Capital LLC,
its general partner

By:	/s/ Stephen Campe
Name:	Stephen Campe
Title:	President

[SIGNATURE PAGE TO AGILE THERAPEUTICS, INC. FIFTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

CARE CAPITAL INVESTMENTS III LP
By its General Partner, Care Capital III LLC

By:	/s/ David R. Ramsay
Name:	David R. Ramsay
Title:	Authorized Signatory

CARE CAPITAL OFFSHORE INVESTMENTS III LP
By its General Partner, Care Capital III LLC

By:	/s/ David R. Ramsay
Name:	David R. Ramsay
Title:	Authorized Signatory

PROQUEST INVESTMENTS III, L.P.

By:	ProQuest Associates III LLC
its general partner

By:	/s/ Pasquale DeAngelis
Pasquale DeAngelis
A Managing Member

PROQUEST INVESTMENTS IV, L.P.

By:	ProQuest Associates IV LLC,
its general partner

By:	/s/ Pasquale DeAngelis
Pasquale DeAngelis
A Managing Member

NOVITAS CAPITAL II, L.P. (f/k/a PA Early Stage Partners, II, L.P.

By:	NOVITAS CAPITAL II GP, L.P.,
its general partner

By:	NOVITAS CAPITAL II GP MANAGER, LLC,
its manager

By:	/s/ Paul J. Schmitt

Title:	Managing Director

[SIGNATURE PAGE TO AGILE THERAPEUTICS, INC. FIFTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

KAISER PERMANENTE VENTURES, LLC - SERIES A

By:	/s/ Thomas Meier
Name:	Thomas Meier
Title:	SVP and Treasurer

KAISER PERMANENTE VENTURES, LLC - SERIES B

By:	/s/ Chris Grant
Name:	Chris Grant
Title:	Management Committee

THE PERMANENTE FEDERATION LLC - SERIES I

By:	/s/ Glen Hentges
Name:	Glen Hentges
Title:	CFO

THE PERMANENTE FEDERATION LLC - SERIES J

By:	/s/ Glen Hentges
Name:	Glen Hentges
Title:	CFO

AISLING CAPITAL III, LP

By:	/s/ Lloyd Appel
Name:	Lloyd Appel
Title:	CFO

[SIGNATURE PAGE TO AGILE THERAPEUTICS, INC. FIFTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

Daria O. Blackwell

/s/ Thomas M. Rossi
Thomas M. Rossi

Jerry Parrott

Hal S. Broderson

Charles G. Hadley

RUTGERS, THE STATE UNIVERSITY OF NEW JERSEY

By:

Title:

Mark Roffman

Te-Yen Chien

Martin R. Lautman

/s/ Agis Kydonieus
Agis Kydonieus

/s/ Marie L. Foegh
Marie L. Foegh

[SIGNATURE PAGE TO AGILE THERAPEUTICS, INC. FIFTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

Gregory Arnold

Thomas P. Stagnaro

[SIGNATURE PAGE TO AGILE THERAPEUTICS, INC. FIFTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT]

SCHEDULE A

Name and Address

Aisling Capital

30th Floor

888 7th Avenue

New York, NY 10106

Attention: Andrew Schiff
Facsimile: (212) 651-6379

With a copy to:

Aisling Capital III, L.P.
888 Seventh Avenue
30th Floor
New York, NY 10106
Attn:  Chief Financial Officer
Facsimile: (212) 651-6379

and:

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173-1922

Attn: Todd Finger
Facsimile: (212) 547-5444

Investor Growth Capital Limited
Canada Court, Upland Road
St. Peter Port, Guernsey GY1 3BQ,
Channel Islands
Attention:  Lisa Crawford
Facsimile:  +44(0)1481 744554

With a copy to:

Abhijeet Lele
c/o Investor Growth Capital LLC
One Rockefeller Plaza
Suite 2801
New York, NY  10020
Facsimile:  (212) 515-9019

Name and Address

Investor Group L.P.
c/o Investor Growth Capital LLC
One Rockefeller Plaza
Suite 2801
New York, NY  10020
Facsimile:  (212) 515-9019

With a copy to:
Abhijeet Lele
c/o Investor Growth Capital LLC
One Rockefeller Plaza
Suite 2801
New York, NY  10020
Facsimile:  (212) 515-9019

IGC Fund VI, L.P.
c/o Investor Growth Capital LLC
One Rockefeller Plaza
Suite 2801
New York, NY  10020
Attention:  Abhijeet Lele
Facsimile:  (212) 515-9019

Care Capital Investments III LP
47 Hulfish Street
Suite 310
Princeton, NJ 08542
Attention:  Lorenzo Pellegrini
Facsimile:  (609) 683-5787

Care Capital Offshore Investments III LP
47 Hulfish Street
Suite 310
Princeton, NJ 08542
Attention:  Lorenzo Pellegrini
Facsimile:  (609) 683-5787

Kaiser Permanente Ventures LLC — Series A

One Kaiser Plaza
22nd Floor

Oakland, CA  94512

Attention:  Chris M. Grant
Facsimile (510) 891-7943

Name and Address

Kaiser Permanente Ventures LLC — Series B

One Kaiser Plaza
22nd Floor

Oakland, CA  94512

Attention:  Chris M. Grant

Facsimile (510) 891-7943

The Permanente Federation LLC — Series I

One Kaiser Plaza
22nd Floor

Oakland, CA  94512

Attention:  Chris M. Grant
Facsimile (510) 891-7943

The Permanente Federation LLC — Series J

One Kaiser Plaza
22nd Floor

Oakland, CA  94512

Attention:  Chris M. Grant
Facsimile (510) 891-7943

ProQuest Investments III, L.P.
90 Nassau Street
Fifth Floor
Princeton, NJ  08542
Attention:  Pasquale DeAngelis
Facsimile:  (609) 919-3570

ProQuest Investments IV, L.P.
90 Nassau Street
Fifth Floor
Princeton, NJ  08542
Attention:  Pasquale DeAngelis
Facsimile:  (609) 919-3570

Novitas Capital II, L.P. (f/k/a PA Early Stage Partners, II, L.P.)
435 Devon Park Drive
Suite 801
Wayne, PA 19087
Attention: Lisa Joswick
Facsimile:  (610) 254-4240

Name and Address

Agis Kydonieus

Marie Foegh

Gregory Arnold

Thomas M. Rossi

SCHEDULE B

Name and Address

Daria O. Blackwell

Hal S. Broderson, M.D.

Dr. Te-Yen Chien

Charles G. Hadley

Martin R. Lautman

Jerry Parrott

Dr. Mark Roffman

Thomas M. Rossi

Office of Corporate Liaison
  and Technology Transfer
Rutgers, The State University of New Jersey
ASB III, 3 Rutgers Plaza
New Brunswick, NJ  08901

B-1

Name and Address

Thomas P. Stagnaro

Agis Kydonieus

Marie Foegh

Gregory Arnold

B-2

AGILE THERAPEUTICS, INC.

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is entered into effective as of May 5, 2014 by and among Agile Therapeutics, Inc. (the “Company”), a Delaware corporation, and the undersigned stockholders of the Company (the “Requisite Stockholders”).

Background:

The Company and the stockholders of the Company are parties to a certain Fifth Amended and Restated Registration Rights Agreement dated as of July 18, 2012 (the “Registration Rights Agreement”).  In anticipation of a possible underwritten offering by the Company of its Common Stock to the general public being considered by the Company (the “Offering”), the Company and the Requisite Stockholders have agreed to enter into this Amendment so as to amend certain provisions of the Registration Rights Agreement.  The Requisite Stockholders together hold sufficient shares of capital stock of the Company to approve such amendment.  Capitalized terms used but not defined herein shall have the respective meanings given to them in the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Amendments to the Registration Rights Agreement.

(a)                                 Amendment to Section 2.2. The first sentence of Section 2.2 (Piggyback Registration Rights) of the Registration Rights Agreement shall be amended and restated in its entirety so as to read as follows:

“Whenever the Company proposes to register any Common Stock for its own or others’ account under the Securities Act, other than a registration relating to the IPO or employee benefit plans or a transaction to which Rule 145 of the Commission applies, the Company shall promptly (and in no event less than 20 days before the anticipated filing date) give each holder of Registrable Securities and Management Stock (the “Piggyback Holders”) written notice of its intent to do so, and such notice shall set forth the material terms of such distribution, and offer such Piggyback Holders the opportunity to register the number of Registrable Securities or Management Stock as each such Piggyback Holder shall request (the “Piggyback Registration”).”

(b)                                 Amendment to Section 1. The definition of “Management Stock” in Section 1 of the Registration Rights Agreement shall be amended so as to add the following sentence thereto immediately following such definition:

“Notwithstanding the foregoing, a share of Management Stock shall cease to be Management Stock on the same basis on which a Registrable Security ceases to be a Registrable Security as set forth in the definition of Registrable Security below.”

2.                                      Effect of Amendment.  The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Registration Rights Agreement shall hereafter continue in full force and effect in accordance with the terms thereof, except to the extent expressly modified, amended, waived or revised herein.  Notwithstanding anything to the contrary contained herein, in the event that: (i) the underwriting agreement to be entered into by the Company and the underwriters in the Offering (the “Underwriting Agreement”) is not executed by September 30, 2014; (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the initial closing date of the sale of the shares of Common Stock to be sold thereunder; (iii) the registration statement relating to the Offering is withdrawn by the Company; or (iv) the Company notifies the Requisite Stockholders that it does not intend to proceed with the Offering, then this Amendment shall, upon the occurrence of such event, automatically be void and of no further force or effect.

3.                                      Governing Law.  This Amendment shall be governed by and construed under the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

4.                                      Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which signed counterparts together shall constitute one and the same instrument.  This Amendment may, upon execution by a party, be transmitted by facsimile or other electronic transmission with the same effect as if such party had delivered an executed original counterpart to this Amendment.

(Signature pages follow.)

2

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth in the first paragraph hereof.

AGILE THERAPEUTICS, INC.

By:	/s/ Al Altomari
	Name:	Al Altomari
	Title:	CEO

COMPANY SIGNATURE PAGE TO
AGILE THERAPEUTICS, INC. AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth in the first paragraph hereof.

AISLING CAPITAL III, LP

By:	/s/ Lloyd Appel
	Name:	Lloyd Appel
	Title:	CFO

STOCKHOLDER COUNTERPART SIGNATURE PAGE TO
AGILE THERAPEUTICS, INC. AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth in the first paragraph hereof.

IGC FUND VI, L.P.

By:	Investor Growth Capital LLC,
its general partner

By:	/s/ Michael V. Oporto
Name: Michael V. Oporto
Title: Secretary

INVESTOR GROWTH CAPITAL LIMITED

By:	/s/ Michael V. Oporto
Name: Michael V. Oporto
Title: Director

INVESTOR GROUP L.P.

By:	Investor Growth Capital LLC,
its general partner

By:	/s/ Michael V. Oporto
Name: Michael V. Oporto
Title: Secretary

STOCKHOLDER COUNTERPART SIGNATURE PAGE TO
AGILE THERAPEUTICS, INC. AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth in the first paragraph hereof.

CARE CAPITAL INVESTMENTS III LP
By its General Partner, Care Capital III LLC

By:	/s/ David R. Ramsay
Name: David R. Ramsay
Title: Authorized Signatory

CARE CAPITAL OFFSHORE
INVESTMENTS III LP
By its General Partner, Care Capital III LLC

By:	/s/ David R. Ramsay
Name: David R. Ramsay
Title: Authorized Signatory

STOCKHOLDER COUNTERPART SIGNATURE PAGE TO
AGILE THERAPEUTICS, INC. AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth in the first paragraph hereof.

PROQUEST INVESTMENTS III, L.P.

By:	ProQuest Associates III, LLC,
its general partner

By:	/s/ Pasquale DeAngelis
Name: Pasquale DeAngelis
Title: Managing Member

PROQUEST INVESTMENTS IV, L.P.

By:	ProQuest Associates IV LLC,
its general partner

By:	/s/ Pasquale DeAngelis
Name: Pasquale DeAngelis
Title: Managing Member

STOCKHOLDER COUNTERPART SIGNATURE PAGE TO
AGILE THERAPEUTICS, INC. AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth in the first paragraph hereof.

KAISER PERMANENTE VENTURES, LLC —
SERIES A

By:
Name:
Title:

KAISER PERMANENTE VENTURES, LLC -
SERIES B

By:
Name:
Title:

THE PERMANENTE FEDERATION LLC -
SERIES J

By:
Name:
Title

STOCKHOLDER COUNTERPART SIGNATURE PAGE TO
AGILE THERAPEUTICS, INC. AMENDMENT TO REGISTRATION RIGHTS AGREEMENT